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                                                                  EXHIBIT (a)(4)

                                 CITIZENS FUNDS

                              Amendment to Amended
                        and Restated Declaration of Trust

                                 August 22, 2005

      The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust's Amended and Restated Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of section 9.3(a) of the Declaration of Trust, the following amendments to the Declaration of Trust have been duly adopted by at least a majority of the Trustees of the Trust, effective as of august 22, 2005:

      (a) Section 5.2 of the Declaration of Trust is amended to read in its entirety as follows:

            Section 5.2. Non-Liability of Trustees and Others. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office. Without limiting the foregoing, the appointment, designation or identification of a Trustee as the chairperson (including the independent chairperson) of the Board of Trustees, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification.

      (b) Section 5.7 of the Declaration of Trust is amended to read in its entirety as follows:

            Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be mailed to the Secretary or Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an

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      affiliated investment adviser or underwriter, or by virtue of the amount of such remuneration. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees under this Section
      5.7 not to bring, or maintain such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders, except to the extent that Shareholders have voting rights as set forth in Section 6.8 hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Walter D. Bristol, Jr.                 /s/ Sophia Collier
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Walter D. Bristol, Jr.                     Sophia Collier
As Trustee and Not Individually            As Trustee and Not Individually

/s/ Jeannie H. Diefenderfer                /s/ Pablo S. Eisenberg
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Jeannie H. Diefenderfer                    Pablo S. Eisenberg
As Trustee and Not Individually            As Trustee and Not Individually

/s/ Orlando Hernandez                      /s/ Martha S. Pope
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Orlando Hernandez                          Martha S. Pope
As Trustee and Not Individually            As Trustee and Not Individually

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